Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive Officer (President) and the Principal Financial Officer (CFO) of GLOBAL BIOTECH CORP. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a)

The Annual Report on Form 10-K of the Company for the year ended November 30, 2009, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2010

/s/ Louis Greco
Louis Greco,President
(Principal Executive Officer)

/s/ Perry Choiniere
Perry Choiniere
Chief Financial Officer

This certification accompanies the Report pursuant to the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.